EXHIBIT 10(i)

                     CONSENT AND REAFFIRMATION OF GUARANTOR
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     THIS CONSENT AND REAFFIRMATION OF GUARANTOR (the "Consent"),  is made as of this 30th day of June, 2002, by RONSON CONSUMER PRODUCTS CORPORATION, a New Jersey corporation with its principal place of business at Corporate Park III, Campus Drive, Post Office Box 6707, Somerset, New Jersey (the "Guarantor"), to SUMMIT BUSINESS CAPITAL CORP. (successor-in-interest to Summit Bank) (the "Lender").

     WHEREAS, the Lender and Ronson Aviation, Inc., a New Jersey corporation (the "Borrower"), are parties to a certain Loan and Security Agreement dated August 28, 1997, as amended (the "Loan Agreement"), relating to financing by the Lender to the Borrower as evidenced by a certain Master Note dated August 28, 1997 in the maximum principal amount of Four Hundred Thousand ($400,000.00) Dollars (the "Master Note") and a certain Term Note dated August 28, 1997 in the original principal amount of Two Hundred Eighty-Five Thousand ($285,000.00) Dollars (the "Term Note") (the Loan Agreement, the Master Note, as amended, the Term Note, as amended, and all other documents, instruments, writings and agreements delivered pursuant thereto are collectively and individually referred to as the "Loan Documents"); and

     WHEREAS, in order to induce the Lender to enter into the Loan Documents, the Guarantor executed and delivered to the Lender a certain Corporate Guaranty Agreement dated August 28, 1997 (the "Guaranty"); and

     WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Loan Agreement, pursuant to a certain Second Amendment to Loan and Security Agreement of even date herewith (the "Amendment") (the Amendment, and any and all documents, instruments, writings and agreements related thereto are collectively and individually referred to as the "Amendment Documents"); and

     WHEREAS, to induce the Lender to enter into the Amendment Documents, the Borrower has offered that the Guarantor will (a) acknowledge its consent to the execution and delivery of the Amendment Documents by the Borrower and (b) reaffirm the terms and conditions of the Guaranty.

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the Guarantor agrees as follows:

     1. The Guarantor hereby acknowledges the entry by the Borrower into the Amendment Documents and hereby ratifies and affirms the actions taken therein.

     2. The Guarantor affirms that as of the date hereof there exists no defense, set-off, or claim of any nature whatsoever to its Guaranty and that the obligations and liability of the Guarantor under the Guaranty, and the covenants, representations and warranties of the Guarantor thereunder, remain absolute, unconditional and in full force and effect.

         Executed on the day and year first written above.


ATTEST:                               RONSON CONSUMER PRODUCTS
                                        CORPORATION


By: /s/ Alberta D. Gladis         By: /s/ Louis V. Aronson II
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        Alberta D. Gladis                 Louis V. Aronson, II
        Assistant Secretary               President and Chief Executive Officer